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                                    EXHIBIT 5



                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                                1650 Arch Street
                           Philadelphia, PA 19103-2097



                                 August 15, 2003

Toll Brothers, Inc.
First Huntingdon Finance Corp.
3103 Philmont Avenue
Huntingdon Valley, PA 19006

      RE:      Registration Statement on Form S-3
               (Commission File Nos. 333-85030, 333-85030-01,
               333-85030-02 and 333-85030-03)
               ----------------------------------------------

Gentlemen:

         As counsel for Toll Brothers, Inc., a Delaware corporation (the "Company"), and its wholly owned subsidiaries, Toll Corp., a Delaware corporation ("Toll"), Toll Finance Corp., a Delaware corporation ("TFC"), and First Huntingdon Finance Corp., a Delaware corporation ("FHFC"), we assisted in the preparation of the above-referenced registration statement (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement"), which was filed by the Company, Toll, TFC and FHFC (collectively, the "Registrants") with the Securities and Exchange Commission (the "Commission") and was declared effective by the Commission on July 17, 2002. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of securities of the Registrants with an aggregate initial public offering price of up to $750,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including shares of the Company's Common Stock, $.01 par value (the "Common Stock").

         As counsel to the Company, we also have assisted in the preparation of a prospectus supplement, dated August 13, 2003, to the Registration Statement (the "Supplement") relating to the proposed offer and sale of up to 3,300,000 shares of Common Stock (the "Offered Common Stock"). The Offered Common Stock will be sold pursuant to a Terms Agreement between the Company and Citigroup Global Markets Inc. (the "Underwriter").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

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         For the purpose of rendering this opinion, we have examined (i) the
Registration Statement; (ii) the Supplement; (iii) the Restated Articles of Incorporation of the Company, as amended to date (the "Articles of Incorporation"); (iv) the Bylaws of the Company as currently in effect (the "Bylaws"); and (v) certain resolutions adopted by the Board of Directors of the Company (the "Board"), the Shelf Terms Committee of the Board and certain Directors authorized by the Board to act in connection with this offering and sale of the Offered Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed without independent verification
(i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

         We are admitted to practice before the bar in the Commonwealth of Pennsylvania and in the States of Delaware and New York and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. We assume no obligation to update this opinion.

         Based upon and subject to the foregoing, such examinations of law and such other matters as we have deemed relevant under the circumstances, we are of the opinion that, as of the date hereof:

         The shares of Offered Common Stock have been duly authorized by the Company for issuance and, when issued and sold in accordance with the terms of the Terms Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                        Very truly yours,


                                        Wolf, Block, Schorr and Solis-Cohen LLP

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